                                 EXHIBIT 10.27

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions marked by [**] have been separately filed with the Commission.


              [LETTERHEAD OF KEYSTONE COMMUNICATIONS CORPORATION]

                AGREEMENT TO PROVIDE TELECOMMUNICATIONS SERVICES
                ------------------------------------------------
                     ACCOUNT EXECUTIVE:  David W. Hansford
                       OFFICE TEL.#:       801-325-1108

================================================================================

Keystone Communication Corporation ("Keystone"), a Delaware Corporation, agrees to provide the facilities and services described herein, to the Customer, for the specified prices based on the terms and conditions detailed below and on Attachment A.

================================================================================

Customer:                               MUZAK
Customer Contact:                       Mr. John R. Jester
Contact Title:                          President
Customer Address:                       2901 Third Avenue, Suite 400
                                        Seattle, WA 98121
Phone Number:                           206-633-3000
Fax Number:                             206-633-6210
Contract Date:                          5/9/95

Below are the terms under which Keystone Communications ("KEYSTONE OR SUPPLIER") is prepared to provide satellite transponder service to MUZAK ("MUZAK OR CUSTOMER"). Keystone will provide MUZAK a recurring schedule of satellite transponder service during the daytime, Monday through Friday during a period within each weekday ("WEEKLY INVENTORY") which is defined in Section 3 below, on the Ku-band satellite transponder 12, or another horizontal polarity transponder, which is a preemptible transponder on the Hughes Communications ("HUGHES") Galaxy IV satellite (the "TRANSPONDER"). The commitment to purchase the Weekly Inventory by Muzak may not be canceled during the term of the Agreement.

This letter shall specify the relationship between the parties concerning the term, payments and transponder use. When signed by both parties this letter shall become a binding agreement on both Keystone and Muzak to perform as specified. Muzak will accept this agreement by signing it and returning two copies of the accepted agreement. Keystone will accept this agreement when Keystone has confirmed the necessary transponder control required to enter this binding agreement If Keystone can not accept the agreement for any reason or within a period of time not to exceed 15 days from the date of acceptance by Muzak, Keystone will immediately refund the Advance Payment, specified below in section 6, which has been paid in advance by Muzak.

On the date Keystone accepts this agreement ("ACCEPTANCE DATE"), Keystone shall notify Muzak by telephone call and by returning via express mail, one copy of the executed agreement.

1) TRANSPONDER CONTROL
- -----------------------
A) The transponder lessor ("LESSOR") shall provide Keystone with the right to schedule, control and market ("USE") the Available Inventory, subject to the Lessor's right to, with Notice, Preempt the Transponder as defined in this Agreement. Keystone will obtain Use of the Transponder no later than September 5th, 1995.

                        8/1/95 Muzak/Keystone (Page 1)

2)  TERM
- --------
The period of agreement between MUZAK and Keystone (the "TERM"), shall begin on September 5th, 1995 and end on August 31, 1998.

3)  SERVICES AND SCHEDULING
- ---------------------------

A) Weekly Inventory
- -------------------
Keystone will provide to Muzak and Muzak commits to purchase during the term, the following schedule of recurring weekday service, (the "WEEKLY INVENTORY") which shall include weekdays which may fall on holidays. Service shall not be provided on September 29th, on October 5th and October 25th, in the year 1995. These are the only exceptions to the following recurring schedule which shall be provided. The transponder capacity shall be provided on Ku-band transponder 12 of the Galaxy 4 satellite and shall consist of the full, normal operating power and bandwidth of the transponder. Keystone may provide all of the Weekly Inventory on another horizontal polarity transponder on the Galaxy 4 satellite upon providing Muzak with not less than 55 days advance notice of any transponder change.

In a full week of service without exception or preemption as provided in this Agreement the Weekly Inventory shall be 11.5 hours. All times are Eastern Times.

Mondays       9:00 AM until 12:00 Noon
Tuesdays      9:00 AM until 10:30 AM
Wednesdays    9:00 AM until 10:00 AM and 15:30 until 17:00
Thursdays     9:00 AM until 10:30 AM
Fridays       9:00 AM until 12:00 Noon

The service level shall be classified as occasional and preemptible non
- -----------------------------------------------------------------------
protected service.
- -----------------

B)  Additional Inventory
- ------------------------
Additional services may be scheduled with Keystone subject to availability at the time firm or inquiry orders are placed. Each scheduled order for service ("SERVICE") shall be provided in half hour minimum increments up to the first hour. Consecutive quarter hour increments will be available for scheduling after the first hour of service.

Muzak shall specify which Muzak personnel have authorization to schedule services with Keystone Scheduling personnel and orders from these individuals shall be binding upon Muzak under the terms of this agreement.

Scheduled use of the transponder for the recurring schedule or any additional occasional use of the transponder shall not include guaranteed set up time or crosspole time. Due to limited supply of satellite channel inventory the Transponder will be scheduled regularly with immediate transitions from one programming source to another ("HOT SWITCHES"). Muzak must plan and provide for the necessary time required to access the transponder within the Service periods. Approximate or Approx. end times shall not be scheduled on this Transponder. Muzak or Customers of Muzak may not exceed the scheduled time period without prior authorization from Keystone's Network Control.

C)  Preemption
- --------------
The Lessor will have the right, to Preempt the Available Inventory ("PREEMPT") either on an occasional basis or on a regularly scheduled basis. The Lessor has agreed to provide Keystone written notice in advance ("NOTICE") of any need to Preempt the Transponder.

                        8/1/95 Muzak/Keystone (Page 2)

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


One hundred and fifty (150) or more days Notice for Preemptions of Available Inventory will be provided to Muzak. Muzak shall not be billed for Weekly Inventory or Additional Inventory which is preempted.

4)  PAYMENT AMOUNTS FOR WEEKLY INVENTORY
- ----------------------------------------
A) Muzak agrees to pay Keystone [**] of Weekly Inventory available and not preempted in each month of the term. Muzak shall pay by the 5th business day of each month during the term a ("MONTHLY LEASE PAYMENT") for the Weekly Inventory available in the month. The Monthly Lease Payment shall equal the number of hours of Weekly Inventory in each month multiplied by [**]. Keystone shall submit an invoice to Muzak 15 days prior to the first day of each month for the amount of the Monthly Lease Payment.

B) Should Muzak purchase Additional Inventory, the hourly charge shall be [**] and shall be billed after each service is provided and the invoice shall be due upon receipt of the invoice in accord with Keystone standard billing payment policy as specified in section 3.4.1 in the attached Standard Terms and Conditions.

5)  COMPLIANCE
- --------------
Muzak, in using the time as provided by Keystone in this agreement, will fully comply with the terms and conditions of the Lease Agreement between the Lessor and Hughes Communications including without limitation, legal, technical and operational requirements. The terms and conditions to which Muzak shall be subject to will be provided as attachments to this agreement.

Muzak agrees not to initiate, nor to allow any Customer to initiate, any use of the transponder involving more than one simultaneous signal transmission, in either analog or digital format, without prior consultation with Keystone and prior approval of the transmission configuration by Hughes Communications.

Keystone reserves the right to require that all transmissions to Galaxy 4 transponder 12 or any other transponder provided to be coordinated through Keystone's specified Engineering Control Center. Any alternate access and coordination procedure shall be approved by Hughes Communications and provided by Keystone in writing to Muzak.

Notwithstanding anything to the contrary contained in this Section or elsewhere in this Agreement, Muzak shall have no obligation or liability to Hughes under such Lease Agreement. Keystone represents that necessary approvals shall be secured from Lessor and the Lessor shall be obligated to Keystone to obtain necessary approvals from Hughes prior to the Acceptance Date.

6)  ADVANCE PAYMENT
- -------------------
Muzak will provide a deposit of [**] the ("ADVANCE PAYMENT") prior to or with the acceptance of this agreement. The Advance Payment shall be held by Keystone to insure payment toward Muzak payments due to Keystone which may not be delivered as specified in this agreement. The Advance Payment shall be applied toward the last Monthly Lease Payments and applied towards any outstanding invoices for Additional Inventory due at the end of the term. Any amount remaining shall be promptly retained to Muzak, no later than 15 days after the end of the Term.

7)  TERMINATION OR CANCELLATION
- -------------------------------
This agreement shall not be terminated or canceled for any reason during the term other than either party will have the right to terminate the agreement due to a material default by the other party.

                        8/1/95 Muzak/Keystone (Page 3)

                      KEYSTONE COMMUNICATIONS CORPORATION
                      -----------------------------------
                         GENERAL TERMS AND CONDITIONS
                         ----------------------------

1.  See Definitions at the end of the Terms and Conditions
- ----------------------------------------------------------

2.  APPLICATION OF TERMS AND CONDITIONS
- ---------------------------------------
These Terms and Conditions are applicable to the provision of services by the Supplier.

3.  REGULATIONS
- ---------------
3.1.2  LIMITATIONS
- ------------------
(a) The use and restoration of Satellite Transmission Service during emergency conditions shall be in accordance with Part 64, sub-part D, Appendix A, of the Federal Communications Commission's Rule and Regulations, which specifies the priority system for such services.

(b) The furnishing of service under these Terms and Conditions is subject to the availability of the necessary facilities and subject to terms and conditions of another carrier, if the facilities of another carrier are provided through the Supplier. At the time a proposal is made to use the facilities of another carrier, the Supplier agrees to provide in writing to the Customer, any terms and conditions which may be different than the terms and conditions contained in this Agreement

3.1.3  LIABILITY
- ----------------
(a) The Liability of the Supplier arising out of the furnishing of the service, including but not limited to mistakes, omissions, interruptions, delays, errors or other defects or representations or use thereof, or arising out of the failure to furnish the service, and whether caused by acts of commission or omission, shall be limited to the extension of allowances for interruptions as set forth in 3.4.3. The extension of such allowances for interruption shall be the sole and exclusive remedy of the Customer and the sole and exclusive liability of the Supplier. The Customer has the right if the Supplier fails to furnish the service, to terminate the Agreement.

(b) Notwithstanding the provisions of the preceding subparagraph, the Supplier shall not be liable to the Customer for any loss of or any inability to furnish service due to acts of God, acts of government, wars, riots, strikes or other causes beyond the Supplier's control. In such event, however, the Supplier shall use its best efforts to restore service as soon as practicable.

(c) The Customer shall indemnify and save the Supplier harmless from any and all claims, loss, and expenses arising out of the content of the material broadcast. The Customer shall indemnify and save the Supplier harmless from any and all claims, loss, and expenses for damage or injury to person or property arising out of Customer's willful or negligent conduct.

(d)  Except as specifically made herein, the Supplier makes no warranty whatever, express or implied, and SPECIFICALLY DISCLAIMS ANY WARRANTY OR
                                  --------------------------------------
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE SERVICES WHICH
- ----------------------------------------------------------------------------
WILL BE PROVIDED TO THE CUSTOMER BY THE SUPPLIER UNDER THIS AGREEMENT OR THE USE
- --------------------------------------------------------------------------------
OF THOSE SERVICES IN CONJUNCTION WITH EQUIPMENT, PROGRAMS OR OTHER MATERIAL
- ---------------------------------------------------------------------------
PROVIDED BY THE CUSTOMER.
- -------------------------

                        8/1//95 Muzak/Keystone (Page 4)

3.2  OBLIGATIONS OF THE CUSTOMER
- --------------------------------
The service provided hereunder or any rights associated therewith may not be assigned or transferred in any manner without the prior written consent of the Customer or the Supplier. Such consent shall not be unreasonably withheld. Service may be used for any lawful purpose.

3.3  OPERATING PROCEDURES
- -------------------------
3.3.1  Scheduling and Service Ordering Procedures
- -------------------------------------------------
(a) The Supplier shall provide the services described above, upon receipt of orders by the Customer.

(b) Services are to be ordered in writing or verbally by the Customer, and upon request Supplier will provide confirmation in writing to the Customer. This procedure will insure the best possible accuracy and agreement concerning inquiry or Firm Orders to be scheduled. No order for service shall be binding on the Supplier until accepted by providing the Customer a confirmation in writing.

(c) Confirmations for service orders shall be provided within 3 days, for services requested for the 30 day period following the request and within 7 days after receipt of each order, for services commencing within 2 months of the date the service is requested. If confirmation of service is not possible due to unavailability of the service requested, or for any other reason associated with coordination of the service, the Supplier will notify the Customer as soon as possible or within the time periods defined in this section.

(d) The owners and operators of the Transponders and some transmission service facilities which will be used by the Supplier to serve the Customer, limit the extent to which their resources may be scheduled.

FIRM ORDERS
- -----------
The placement of a "Firm Order" allows the confirmation of a service, ordered by the Customer, subject to the preemption terms specified for the service and subject to the cancellation penalties which may be associated with the cancellation of a Firm Order.

INQUIRY ORDERS
- --------------
(a) An "Inquiry Order" allows the Customer to check on the availability of services and place an inquiry or reservation for an order of service prior to converting the inquiry to a Firm Order or canceling the Inquiry Order. No financial obligation is incurred. Inquiry Orders expire and are removed from the reservation system 72 hours after the date service is inquired. No inquiry orders will be taken within 30 days of the request date. For example if a Customer calls on January 2nd, inquiries may be placed for after February 2nd but not before February 2nd. Only Firm Orders will be accepted within 30 days of the date service is requested.

(b) In the event a Firm Order is placed for transponder inventory reserved by an Inquiry Order, then an attempt will be made to notify the Customer of the conflicting requirement. Unless the Customer who holds the inquiry can be contacted within 2 hours of the occurrence of the conflict and the Customer converts the Inquiry Order to a Firm Order within 24 hours, the challenging Firm Order will preempt the Inquiry Order. Regulations regarding Inquiry Orders vary between satellite service providers but this definition must be stated and used, as this policy must be accepted by the Supplier for certain services. The Supplier can make no guarantee regarding the availability of any services placed on Inquiry Order status.

                        8/1/95 Muzak/Keystone (Page 5)

3.3.2  TRANSFER AND PREEMPTION CATEGORIES OF SERVICES
- -----------------------------------------------------
(a) The Supplier reserves the right to transfer confirmed transponder services, to another transponder of the same type on the same satellite which shall be compatible with Customers equipment. Any such transfer of Customer's service to another transponder, to satisfy requirements to provide a new transponder service (unrelated to a transponder or satellite failure) shall be made upon thirty (30) days prior notice to the Customer. Service may be preempted by the Supplier for Protected Service restoration.

3.4  PAYMENT ARRANGEMENTS AND CREDIT ALLOWANCES
- -----------------------------------------------

3.4.1  PAYMENT OF CHARGES
- -------------------------
The Customer is responsible for payment of all charges for services furnished to the Customer. All charges are payable upon receipt of invoice. Interest will be charged at an annual rate of 18% on all monthly charges not paid within 30 days of the invoice date.

3.4.2  NOTICE OF MATERIAL DEFAULT
- ---------------------------------
The Supplier or the Customer, agree to provide written notice to the other in the case that any material default is identified. The party providing such notice shall also allow 5 business days in the case of operational material default and 30 days for any other material default from the date either party received such notice, to allow the other party to cure a cause for material default.

After written notice has been delivered and the specified time has elapsed depending on the nature of the material default, Keystone may discontinue providing Service without incurring any liability. This right shall apply specifically to 1) Non-payment of any sum due the supplier, or (2) Violation of any Term or Condition of this agreement.

3.4.3  ALLOWANCE FOR INTERRUPTIONS: LIMITATIONS OF LIABILITY
- ------------------------------------------------------------
(a) Credit allowance is made as set forth in (3.4.3.B) following, for the portion of the service which is affected by an interruption. In the event the Customer experiences a partial or total failure, malfunction or defect in any of the services provided pursuant to this Agreement, the Customer shall, as a condition to any claim for refund or recovery of damages, notify Supplier by a telephone call.

(b) When an interruption of a video or an audio program channel occurs, for a period of 30 seconds or more, credit is allowed in increments of 5 minutes of interruption.

(1) Two or more interruptions occurring during any period of 5 consecutive minutes shall be considered as one interruption.

(2) An interruption of either the audio or video portion of a video service shall be considered an interruption of both.

(c) Any legal action arising out of or involving any partial or total interruption in any of the services must be brought within one year of the occurrence.

(d) THE SUPPLIER SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES. THIS LIMITATION OF LIABILITY SHALL BE APPLICABLE TO ANY CLAIMS ASSERTED BY CUSTOMER AGAINST THE SUPPLIER, REGARDLESS OF THE LEGAL THEORY FORMING THE BASIS OF SUCH CLAIM, AND WHETHER SUCH THEORY INVOLVES NEGLIGENCE, CONTRACTUAL LIABILITY OR OTHERWISE.

                        8/1/95 Muzak/Keystone (Page 6)

3.5  RESPONSIBILITY OF THE SUPPLIER
- -----------------------------------
3.5.1 Unless specifically provided otherwise herein, the Supplier shall not be responsible for installation, operation or maintenance of any downlinks, facilities, equipment or communications systems provided by a Customer.

3.5.2 The Supplier shall not be responsible to the Customer, if changes in service availability due to the repositioning of the Galaxy 4 satellite which in turn would require adjustments in tuning or repositioning of the Customers downlinks. The Supplier agrees to provide a minimum of 30 days notice to the Customer, if changes are made in the Suppliers service operations or procedures which will affect downlinks operated by the Customer. This provision for notice excludes service preemption's as defined in section 3.3.2, which may occur at anytime without notice.

4.  CANCELLATION OF ORDERS
- --------------------------
(a) Firm Orders may be canceled but financial responsibility for any Firm Order shall not be canceled. The cancellation charge shall be the full charge applicable to the scheduled service. The same number of hours of service or less hours service may be rescheduled only within the calendar month in which the service has been canceled, subject to availability and the cancellation charge shall apply as payment for this utilization. The Customer agrees to full payment for all services ordered as Firm Orders and guarantees payment for any service ordered and then canceled even if the Firm Order is not scheduled at another time within the calendar period.

(b) An individual service order is defined as any continuous service period with a specific starting time and a Firm End. In the event Customer requests additional service periods within a twenty-four hour period and there is an interval between them, each such service period shall constitute an individual service order.

(c) Where Customer requests one or more substantive changes in an individual order for service, such request constitutes cancellation of the original order subject to the descriptions above, and the modified order will be treated as a new individual service order. Substantive changes include changes which affect the date or length of service order in increments of more than 15 minutes, or type of facilities ordered, but do not include simple extensions in the length of an existing service order.

5.  TAXES
- ---------
Sales, use and all other taxes (excluding the Supplier's income taxes) determined to be due to federal, state or local taxing jurisdictions as a result of the provision of the services to the Customer shall be separately itemized on the Customer's bill and paid by the Customer.

6.  EVENTS OF DEFAULT AND REMEDIES
- ----------------------------------
6.1  The following shall constitute events of default:

6.1.1 The institution against either party of proceedings under any bankruptcy, insolvency or similar legislation, or the appointment for either party (or any of its property) of a receiver or similar officer, if such proceedings or appointments shall not be vacated, or fully stayed, within 20 days after the institution or occurrence thereof.

6.1.2 Either party making an assignment for the benefit of creditors, a bulk transfer of furniture, furnishings, fixtures, equipment or inventory, or either party's admission in writing of its inability to pay its debts generally as they become due.

6.2 Upon the occurrence of any event of default, either party may exercise any or all rights or remedies available to it, including, but not limited to, termination of the services. If the

                        8/1/95 Muzak/Keystone (Page 7)

Customer is in default, the Customer shall be obligated to pay applicable cancellation charges as though the Customer had terminated the use of services.

6.3 In the event any action is brought by either party for the breach of, or to enforce, this Agreement, the losing party agrees to pay the cost thereof, including reasonable attorney's fees, costs, and expenses. Either party's decision not to exercise any or all of its rights or remedies in the event of a default shall not constitute a waiver of rights, either generally or with respect to that default.

7.  MISCELLANEOUS
- -----------------
7.1 This Agreement constitutes the entire Agreement between the parties and supersedes all prior Agreements, proposals, or understandings, whether written or oral, and no representative of the Supplier is authorized to amend the terms hereof except as provided in the following paragraph.

7.2 No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Customer or the Supplier therefrom, shall be effective unless the same shall be in writing and signed by authorized agents of both parties. Only officers of the Supplier and the Customer will be authorized to amend or waive provisions of this Agreement.

7.3 If any term or provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term and provision hereof shall be valid and enforced to the fullest extent permitted by law.

7.4 This Agreement shall be construed in accordance with and governed by the laws of the State of Utah.

DEFINITION OF UNCOMMON TERMS
- ----------------------------

COMMUNICATIONS CARRIER:  The term "communications carrier" denotes a company
- ----------------------
authorized by the Federal Communications Commission to provide communications services to the public as a common carrier for hire.

UPLINK:  The term "uplink" shall mean the ground facility which transmits
- ------
electronic communication to a satellite.

DOWNLINK:  The term "downlink" shall mean a ground facility which only receives
- --------
electronic communication from a satellite.

TRANSPONDER:  The term "Transponder" shall mean those components of the
- -----------
satellite installed expressly to accept, select, amplify, translate frequency and combine communication signals transmitted from a uplink facility and to transmit the signals to one or many downlink systems.

TOC:  The term "TOC" shall mean a technical or television operating center for
- ---
the origination, routing, production, editing, and transmission of electronic communications.

 GENERAL TIME DEFINITIONS ARE AS FOLLOWS EXCEPT WHERE SUPERSEDED BY SATELLITE
 ----------------------------------------------------------------------------
                      CARRIER OR THE TERMS DEFINED ABOVE:
                      -----------------------------------

C-BAND PRIME TIME:  Use of transponder service for the period from Monday
- -----------------
through Friday (4:00 PM ET - 2:00 AM ET), Saturday, Sunday and holidays (Noon - 2:00 AM ET).

                        8/1/95 Muzak/Keystone (Page 8)

C-BAND NON-PRIME:  Use of transponder service for the period from Monday through
- ----------------
Friday (2:00 AM ET - 4:00 PM ET), Saturday, Sunday and holidays (2:00 AM ET -
Noon).

KU-BAND PRIME TIME:  Use of Ku-Band transponder service for the period from
- ------------------
Monday through Friday (8:00 AM ET - 6:00 PM).

KU-BAND NON-PRIME:  Use of Ku-band transponder service for the period from
- -----------------
Monday through Friday (6:00 PM ET - 8:00 AM ET) and 24 hours each day on Saturday and Sundays.

FIRM END:  The specified scheduled ending time of a service.  The Customer pays
- --------
for all services provided from the beginning of a service through the specific Firm End, which is confirmed by the Supplier.

APPROX. END:  The estimated ending time of a service which may extend 30 minutes
- -----------
from the end of a Firm End. Customers pay only for the portion of the Approx. End period which is actually used. Both a Firm End time and an Approx. End time must be specified is Approx. End time is scheduled. Approx. End times may not be available on certain transponder inventory.

FULL PERIOD SERVICE:  Service which is provided for 24 hours per day for a
- -------------------
period of 1 month or longer.

FIXED-TERM SCHEDULED SERVICE:  Service which is provided for a period of between
- ----------------------------
1 and 12 months, for a specific number of hours of service per month, and exceeding 20 hours per month, during the same hours each month. This service is provided subject to availability at the time Firm Orders are placed or a change in Firm Orders is requested. The number of hours may be changed on 90 days notice. The schedule of hours may be changed on 30 days notice.

OCCASIONAL USE SERVICE:  Any service requirement which is not Full Period or
- ----------------------
Fixed-Term Scheduled Service. All Occasional Use Service is Unprotected and Preemptible as defined in these definitions.

PROTECTED SERVICE:  The term "Protected Service" shall mean service that
- -----------------
entitles the Customer to protection from service failure through the use of available spare components or unassigned or preemptible transponders.

UNPROTECTED PREEMPTIBLE SERVICE:  The term "Unprotected Preemptible Service"
- -------------------------------
shall be defined as service that does not entitle the Customer to protection from service failure or Preemption due to changes in service availability. This level of service does not include the use of available spare components or unassigned or preemptible transponders in the case of a transmission facility or satellite transponder failure. If a protected satellite transponder on the satellite fails, the preemption order of the communications carrier will determine whether or not the Customer's service shall be preempted.

                        8/1//95 Muzak/Keystone (Page 9)

If the foregoing correctly sets forth our understanding and agreement with respect to the subject matter, please execute and return two copies of this agreement.

Sincerely,

/s/ David W. Hansford
David W. Hansford

CC:  Barry McCann, Vice President National Division

ACCEPTANCE FOR MUZAK
- --------------------

Accepted on this 8 day of August, 1995,
- --------------------------------------


By: /s/ John R. Jester
- ---------------------------------------------
   John R. Jester, President
   Muzak Authorized Officer


ACCEPTANCE FOR KEYSTONE COMMUNICATIONS CORPORATION
- --------------------------------------------------

Accepted on this 9 day of August 1995,
- -------------------------------------


By: /s/ Bret Leifson
- ---------------------------------------------
   Bret Leifson, Chief Financial Officer

                       8/1//95 Muzak/Keystone (Page 10)